EXHIBIT 99.1
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For:       Waste Technology Corp.
           5400 Rio Grande Avenue
           Jacksonville, FL  32205

Contact:   Roger Griffin
           William Nielsen
           (904) 358-3812

                                                           FOR IMMEDIATE RELEASE
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Jacksonville, February 20, 2008 - - Waste Technology Corp. (OTC BULLETIN BOARD:
WTEK) Waste Technology Corporation named Mr. Roger Griffin President and Chief Executive Officer of the Company.

Mr. Griffin joins Waste Technology Corporation and its manufacturing subsidiary, International Baler Corporation, after most recently serving as Vice President of Operations at Schaefer Interstate Railing in Salisbury, NC. Prior to that Mr. Griffin spent several years with Metaldyne which acquired the Whitsett, NC plant of Dana Corporation and before that he spent eleven years in management with Dana Corporation at their Whitsett, NC and Jonesboro, AR facilities.

International Baler is an original equipment manufacturer of fine baling equipment used world-wide. International Baler has been manufacturing baling equipment for almost 60 years. The Company's primary focus is to provide its customers with the best baler on the market and it offers a variety of different models of Vertical Balers, Horizontal Balers, Auto-Tie Balers and Two-Ram Balers.